Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 11, 2008 relating to the financial statements of Douglas Lake Minerals Inc. that are included in the Company's annual report on Form 10-KSB for the year ended May 31, 2008, which is incorporated by reference in the Company's Form S-8 Registration Statement filed with the United States Securities and Exchange Commission on October 9, 2007.

"Manning Elliott LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada
September 15, 2008